                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) FEBRUARY 1, 1999



                                 ALKERMES, INC.
             (Exact name of registrant as specified in its charter)



        PENNSYLVANIA                  0-19267                    23-2472830
  (State of incorporation)     (Commission File Number)        (IRS Employer
                                                             Identification No.)


                                64 SIDNEY STREET
                            CAMBRIDGE, MA 02139-4136
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (617) 494-0171

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


             On February 1, 1999, the Registrant acquired Advanced Inhalation Research, Inc., a Delaware corporation ("AIR"), through the merger of Alkermes Acquisition Sub, Inc., a wholly owned subsidiary of the Registrant (the "Sub") with and into AIR (the "Merger"), with AIR surviving the Merger as a wholly owned subsidiary of the Registrant. Pursuant to the Agreement and Plan of Merger by and among the Registrant, the Sub and AIR (the "Merger Agreement"), the Registrant issued approximately 3,680,500 shares of its Common Stock to the stockholders of AIR in a transaction intended to qualify as a tax-free pooling of interests. The Registrant has agreed to register all of such shares for resale under the Securities Act of 1933, as amended. An additional 119,474 shares of Common Stock were reserved for issuance upon the exercise of currently unvested stock options granted to employees and consultants of AIR which were assumed by the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  2.1 Form of Agreement and Plan of Merger by and among Alkermes, Inc., Alkermes Acquisition Sub, Inc. and Advanced Inhalation Research, Inc.

                  4.1 Form of Agreement with the Company's Stockholders by and among Alkermes, Inc., Advanced Inhalation Research, Inc. and the stockholders of Advanced Inhalation Research, Inc.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated: February 12, 1999                          ALKERMES, INC.


                                               By: James M. Frates
                                                   ----------------------------
                                                   Name: James M. Frates
                                                   Title: Vice President, Chief
                                                          Financial Officer and
                                                          Treasurer

                                  EXHIBIT INDEX


Exhibit No.       Exhibits

         2.1 Form of Agreement and Plan of Merger by and among Alkermes, Inc., Alkermes Acquisition Sub, Inc. and Advanced Inhalation Research, Inc.

         4.1 Form of Agreement with the Company's Stockholders by and among Alkermes, Inc., Advanced Inhalation Research, Inc. and the stockholders of Advanced Inhalation Research, Inc.